SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 29, 2006

AMERICAN MORTGAGE ACCEPTANCE COMPANY

(Exact Name of Registrant as Specified in Charter)

Massachusetts

(State or other Jurisdiction of Incorporation)

0-23972	13-6972380
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2006, a wholly-owned subsidiary of American Mortgage Acceptance Company (the “Company”), AMAC CDO Funding I, a Cayman Islands exempted company with limited liability (the “Seller”), entered into a Master Repurchase Agreement (the “Repurchase Agreement”) with Bank of America, N.A. (“BANA”) and Banc of America Securities LLC (“BAS” and, together with BANA, the “Buyers”). The purpose of the Repurchase Agreement is to facilitate the Company’s and the Seller’s funding of first mortgage, bridge, mezzanine and other types of real estate loans.

Pursuant to the Repurchase Agreement, the maximum amount that may be advanced is $250 million. The interest rate, absent a default, will vary based on the type of asset that is being purchased and subsequently repurchased and is based on the London Interbank Offered Rate (“LIBOR”) and a spread based upon the type of asset. The maturity date is September 25, 2006, subject to extension under certain circumstances.

Pursuant to the Repurchase Agreement, the Seller entered into a Custodial Agreement (the “Custodial Agreement”) with the Buyers and LaSalle Bank National Association, as securities intermediary, bank and custodian. The Company concurrently entered into a Guarantee (the “Guarantee”) made by the Company in favor of the Buyers, with respect to the obligations of the Seller under the Repurchase Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Master Repurchase Agreement, dated as of March 29, 2006, among AMAC CDO Funding I and Bank of America, N.A. and Banc of America Securities LLC

10.2	Custodial Agreement, dated as of March 29, 2006, by and among AMAC CDO Funding I, Bank of America N.A. and Banc of America Securities LLC, and LaSalle Bank National Association

10.3	Guarantee, dated as of March 29, 2006, by American Mortgage Acceptance Company in favor of Bank of America, N.A. and Banc of America Securities LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Mortgage Acceptance Company

(Registrant)

By:	/s/ Alan P. Hirmes
Alan P. Hirmes
Chief Financial Officer

March 29, 2006